Exhibit 99.1

MEDISCIENCE TECHNOLOGY CORP. REPORTS Syracuse University independent assessment
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of photonics-based ingestible PILL optical biopsy technology

Cherry Hill, NJ ( May 24, 2006 ) Peter Katevatis CEO of Mediscience (MTC) (OTCBB-MDSC) states "the March 31, 2006 assessment concludes that the MTC/Infotonics photonic based Biopsy Pill demonstrates great promise in providing a real-time non-invasive, preliminary means of detecting in vivo pre-cancerous and cancerous tissues in the upper digestive tract. The report compares similar competitor technology platforms upon which pill technology is being produced combining remote operation with MEMS and MOEMS technology and in vivo imaging, e.g. (GIVEN/ OLYMPUS) or employing chemical analysis e.g. (SMARTPILL), and the use of photonics data (MTC/Infotonics). The report states that the Photonic based Biopsy Pill has the potential to become a market leader in diagnostic technology, perhaps the industry standard, as a new diagnostic device that physicians will embrace as it addresses real concerns of the current marketplace. The assessment process did not reveal any obvious IP barriers to commercializing the MTC/Info tonics Photonic Biopsy Pill based on competitors' products in the market today."

CEO Peter Katevatis Esq. stated "This project will continue to enhance our proprietary platform of non-invasive imaging technology for molecular detection of cancer and physiological change. Our agreement with equity partner Info tonics to jointly develop the "Compact Photonic Explorer" (CPE), or "pill camera," for medical applications. is a synergistic and strategic fit leveraging the Center's unique nano-technology capabilities and resources to provide Mediscience, present and future associates with an exceptional state of the art competitive advantage,"

                           About the Infotonics Center
The Infotonics Technology Center Inc. (Infotonics) is a not-for-profit corporation that operates New York State's Center of Excellence in Photonics and Microsystems. Infotonics is a consortium whose participants include Corning, Inc., Eastman Kodak Company, and Xerox Corporation. The Rochester Regional Photonics Cluster is an industrial partner, and academic participants include some 20 New York State colleges and universities. Infotonics' goal is to enable rapid commercialization of new products.

                          About Mediscience Technology
Mediscience Technology Corporation and its New York subsidiary, Medi-photonics Development Company LLC, is engaged in the design, development and commercialization of medical devices that detect cancer and physiological change using frequencies of light that are emitted, scattered and absorbed to distinguish malignant, precancerous, or benign tissues from normal tissues.

8-K filing May 26, 2006 72 Pg Report
http://www.infotonics.org/ResearchProjects/CompactPhotonicExplorers.asp
www.cunyphotonics.com

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Web site MEDISCIENCETECH.com (See CITIGROUP/Smith Barney Analyst Report
10-1-2004 by Peter Bye. Page 20 Registrant-Info tonics).

                                INVESTOR NOTICE:
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Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the parties/ company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include among other things, the availability of financing, the parties/ company's ability to implement its long-range business plan for various applications of its technology; the company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary US regulatory clearances applicable to applications of the company' technology; and management of growth and other risked and uncertainties that may be detailed from time to time in the parties/ company's reports filed with the Securities and Exchange Commission. This disclosure is intended to satisfy: SEC Section 6, 6.01 Regulation FD, disclosure and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.

Contact Persons: Chairman CEO Peter Katevatis (215) 485 0362 metpk@aol.com.
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President David R Smith Infotonics Research david.r.smith@infotonics.org
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(585) 230 5171